Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 20, 2003 on the consolidated balance sheet of Wells Real Estate Investment Trust II, Inc.; dated February 18, 2004 on the consolidated financial statements of Wells Real Estate Investment Trust II, Inc.; dated March 10, 2005 on the consolidated financial statements and schedule of Wells Real Estate Investment Trust II, Inc.; dated March 10, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Weatherford Center Houston Building; dated April 2, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Republic Drive Buildings; dated April 7, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Manhattan Towers Property; dated July 1, 2004 on the Statement of Revenues Over Certain Operating Expenses for the 180 Park Avenue Buildings; dated July 8, 2004 on the Statement of Revenues Over Certain Operating Expenses for the 80 M Street Building; dated July 9, 2004 on the Statement of Revenues Over Certain Operating Expenses for the One Glenlake Building; dated August 3, 2004 on the Statement of Revenues Over Certain Operating Expenses for the One West Fourth Street Building; dated October 29, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Wildwood Buildings; dated October 29, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Emerald Point Building; dated November 12, 2004 on the Statement of Revenues Over Certain Operating Expenses for The Corridors III Building; dated December 21, 2004 on the Statement of Revenues Over Certain Operating Expenses for the Highland Landmark III Building; dated April 30, 2005 on the Statement of Revenues over Certain Operating Expenses for the 180 Park Avenue 105 Building; dated May 23, 2005 on the Statement of Revenues over Certain Operating Expenses for the Governor’s Pointe Buildings; and dated May 23, 2005 on the Statement of Revenues over Certain Operating Expenses for the 100 East Pratt Building in Post-Effective Amendment No. 10 to the Registration Statement (Form S-11 No. 333-107066) and related Prospectus of Wells Real Estate Investment Trust II, Inc. for the registration of 785,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 3, 2005